Exhibit 21

                             THERMOTREX CORPORATION

                         Subsidiaries of the Registrant


   At October 31, 1997, ThermoTrex Corporation owned the following companies:

                                                                  Registrant's
                                           State of Jurisdiction      % of
   Name                                       or Incorporation       Ownership
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   Trex Medical Corporation                        Delaware             79
     Bennett X-Ray Corporation                     New York            100
       Bennett International Corporation      U.S. Virgin Islands      100
       Eagle X-Ray, Inc.                           New York            100
       Island X-Ray Incorporated                   New York            100
     Continental X-Ray Corporation                 Delaware            100
     Thermo Lorad F.S.C. Inc.                 U.S. Virgin Islands      100
     XRE Corporation                               Delaware            100
   ThermoLase Corporation                          Delaware             67
     CBI Laboratories, Inc.                          Texas             100
     ThermoLase Australia L.L.C.                   Delaware            100
     ThermoLase France L.L.C.                      Delaware             50
       ThermoDess S.A.S.                            France              50
     ThermoLase England L.L.C.                     Delaware             50
       ThermoLase UK Limited                    United Kingdom         100
     ThermoLase Japan L.L.C.                        Wyoming             50
       Thira Japan, Inc.                             Japan             100
   ThermoTrex East, Inc.                         Massachusetts         100
   Trex Communications Corporation                 Delaware             78
     Computer Communcations Specialists, Inc.       Georgia            100
       Computer Communications Specialists
        UK Ltd.                                 United Kingdom         100